MILLER, ELLIN & COMPANY
CERTIFIED PUBLIC ACCOUNTANTS
                                                INTERNATIONAL PLAZA
                                7750 LEXINGTON AVENUE, NEW YORK, N.Y. 1OO22-12OO
                                                     _____

                                                 (212) 750-9100
                                                     _____

                                              FAX (212) 750-2727

                                    September 9, 1997

Mr. Mark Bryn
Bryn & AssociaTes
One Biscayne Tower, Suite 3599
Two South Biscayne Boulevard
Miami, FL 33131

Dear Mr. Bryn:

      This is to confirm that the client-auditor relationship between Andover Equities Corp. (Commission File No. 33-25646) and Miller, Ellin & Company, has ceased.



                                                 Sincerely,

                                                 /s/ MILLER, ELLIN & COMPANY

                                                 MILLER, ELLIN & COMPANY

sr

cc:   Office of the Chief Accountant
      SECPS Letter File
      Securities and Exchange Commission
      Mail Stop 9-5
      450 Fifth Street, N.W.
      Washington, D.C. 20549